UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

April 22, 2013

Date of Report (Date of earliest event reported)

STEWART INFORMATION SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Post Oak Blvd. Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-625-8100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2013, Stewart Information Services Corporation (the “Company”) entered into addendums (collectively, the “Amendments”) to the employment agreements with each of Matthew W. Morris, J. Allen Berryman, Glenn H. Clements, Jason R. Nadeau and Steven M. Lessack in their capacities as the Company’s Chief Executive Officer, Chief Financial Officer, Group President – Direct Operations, Group President – Mortgage and Title Services, and Group President – International Operations, respectively. The Amendments eliminate the provision permitting the executives to voluntarily terminate their employment with the Company following a “change in control” and to receive severance benefits in connection with the termination as if they had terminated their employment for “good reason” (commonly referred to as a “modified single-trigger” change in control provision).

The descriptions of the Amendments contained in this Current Report on Form 8-K are qualified in their entirety by reference to the complete text of the Amendments, copies of which are filed herewith as exhibits and are incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Addendum to Employment Agreement effective April 22, 2013, by and between Stewart Information Services Corporation and Matthew M. Morris.

10.2	Addendum to Employment Agreement effective April 22, 2013, by and between Stewart Information Services Corporation and J. Allen Berryman.

10.3	Addendum to Employment Agreement effective April 22, 2013, by and between Stewart Information Services Corporation and Glenn H. Clements.

10.4	Addendum to Employment Agreement effective April 22, 2013, by and between Stewart Information Services Corporation and Jason R. Nadeau.

10.5	Addendum to Employment Agreement effective April 22, 2013, by and between Stewart Information Services Corporation and Steven M. Lessack.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

	By:	/s/ J. Allen Berryman
J. Allen Berryman, Chief Financial Officer, Secretary and Treasurer

Date: April 25, 2013